                                                                       Exhibit 4

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY" OR "DTC") (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO.  1                                                   CUSIP NO. 896047 30 5

                               [Face of PHONES]

                                TRIBUNE COMPANY

                              8,000,000 PHONES/SM/

                 Exchangeable Subordinated Debenture Due 2029

  (Exchangeable for Cash Based on Value of America Online, Inc. Common Stock)

          Tribune Company, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Maturity Amount in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, upon presentation and surrender of this PHONES, on the 15th day of May, 2029 (the "Maturity Date"), and to pay interest ("Fixed Interest") (computed on the basis of a 360-day year of twelve 30-day months) on the Original Principal Amount from the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at the rate of 2.0% per annum (the "Interest Rate"), plus any applicable Variable Interest, if any, quarterly in arrears (Fixed Interest and Variable Interest, collectively, "Quarterly Interest"), on (but not including)

February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing May 15, 1999, until payment of the Maturity Amount or if redeemed earlier, the Redemption Amount or until earlier exchanged upon exercise of the Exchange Right by the Holder hereof.

          Payment of Quarterly Interest may be deferred, at the election of the Company as specified on the reverse hereof. Quarterly Interest payable on any Interest Payment Date shall (subject to exceptions provided in the Indenture referred to on the reverse hereof) be paid to the person in whose name this PHONES or the PHONES in exchange or substitution for which this PHONES shall have been issued, shall have been registered at the close of business on February 1, May 1, August 1 or November 1 (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date whether or not a Business Day. Changes in the Contingent Principal Amount shall not affect the amount of Quarterly Interest. Additional Interest, if any, shall be distributed as specified on the reverse hereof. As of the date of original issuance hereof, one Reference Share is attributable to each PHONES represented hereby, subject to adjustment as provided on the reverse hereof.

          Capitalized terms used on the face hereof without definition have the meaning specified on the reverse hereof.

          THE PROVISIONS OF THIS PHONES ARE CONTINUED ON THE REVERSE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

          This PHONES shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental thereto, or become valid or obligatory for any purpose until the Trustee under said Indenture, or a successor trustee thereunder, shall have signed the form of certificate of authentication appearing hereon.


--------------------
/SM/  Service Mark of Merrill Lynch & Co., Inc.

                                    *  *  *

          IN WITNESS WHEREOF, TRIBUNE COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated: April 13, 1999



                                           TRIBUNE COMPANY

                                           By: /s/  Donald C. Grenesko
                                               Name:  Donald C. Grenesko
                                               Title: Senior Vice President and
                                                       Chief Financail Officer

Attest: /s/  Mark W. Hianik
Name:   Mark W. Hianik
        Assistant Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated pursuant to the within-mentioned Indenture.

Bank of Montreal Trust Company,
as Trustee,


By: /s/ Mary Ann Luisi
        As Authorized Officer

                              [Reverse of PHONES]

                                TRIBUNE COMPANY

                 Exchangeable Subordinated Debenture Due 2029

  (Exchangeable for Cash Based on Value of America Online, Inc. Common Stock)

          This PHONES is one of a duly authorized issue of unsecured, subordinated debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which PHONES are limited in aggregate number to 8,000,000 PHONES and in aggregate original principal amount to $1,256,000,000, all such Securities issued or to be issued under the Indenture dated as of April 1, 1999, (as may be further supplemented from time to time, the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated Bank of Montreal Trust Company as Trustee for the PHONES, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This PHONES is one of a series of the Securities designated as Exchangeable Subordinated Debentures due 2029.

          The PHONES evidenced by this PHONES is, to the extent provided in the Indenture, subordinate and subject in right and payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and each Holder of this PHONES by accepting the same, agrees to and shall be bound by the provisions of the Indenture.

          The Maturity Amount, the Redemption Amount, Additional Interest, if any, and Quarterly Interest on the PHONES shall be payable at the office or agency the Company maintains for such purpose within The City and State of New York or, at the Company's option, any such payments of cash may be made by check mailed to the Holders of the PHONES at their respective addresses set forth in the register of Holders of PHONES. Until otherwise designated by the Company, the Company's office or agency in New York shall be the office of the Trustee maintained for such purpose. The PHONES shall be issued in denominations of one PHONES and integral multiples thereof.

Interest

          The Company shall pay Quarterly Interest to the Holder of this PHONES in such amounts and at such times as specified on the face of this PHONES. At least five (5) Business Days prior to each Interest Payment Date the Company shall deliver an Officers' Certificate to the Trustee setting forth: (i) the amount of Fixed Interest per PHONES for such quarterly period and the applicable Variable Interest, and (ii) the total Quarterly Interest due for such quarterly period on all PHONES outstanding. "Variable Interest" means, in respect of any quarterly interest period, an amount per PHONES equal to the amount of any quarterly cash dividends paid for such period on the Reference Shares attributable to each PHONES.

          The Company shall also distribute to the Holder of each PHONES, an amount ("Additional Interest") equal to any property, including cash, (other than an amount representing Variable Interest or publicly traded equity securities) distributed on or with respect to the Reference Shares attributable to each PHONES. If any Additional Interest consists of publicly traded securities (other than equity securities) such securities shall be distributed to the Holder of each PHONES, provided however, that no fractional units of such securities shall be distributed, and the Company shall distribute cash representing the fair market value of such fractional units of such securities as determined in good faith by the Board of Directors. If any Additional Interest is not publicly traded securities, cash representing the fair market value of such property (as determined in good faith by the Board of Directors) shall be distributed to the Holder of each PHONES.

          Additional Interest shall be distributed to the Holder of each PHONES on the twentieth (20th) Business Day (the "Additional Interest Distribution Date") after the Reference Shares Distribution Date. "Reference Shares Distribution Date" means the date on which any property, including cash, distributed on or with respect to the Reference Shares shall be distributed to the holders of Reference Shares. The record date for any distribution of Additional Interest shall be the tenth (10th) Business Day after the Reference Shares Distribution Date.

          At least five (5) Business Days prior to any Additional Interest Distribution Date, the Company shall deliver an Officers' Certificate to the Trustee setting forth: (i) the amount of Additional Interest to be distributed per PHONES; and (ii) the total amount of Additional Interest to be distributed for all outstanding PHONES on such Additional Interest Distribution Date. If any Additional Interest consists of any property that is not publicly traded, then at least five (5) Business Days prior to such Reference Shares Distribution Date, the Company shall deliver to the Trustee: (i) a certified copy of a Board Resolution establishing the fair market value of such property; and (ii) an Officers' Certificate setting forth (A) the amount of such property to be distributed per PHONES, and (B) the total amount of such property to be distributed for all outstanding PHONES. In each case described above, the Company shall state in such Officers' Certificate whether it shall distribute such Additional Interest in property or cash. The Trustee shall only be responsible for distributing Additional Interest in the form of cash or global book-entry securities which are DTC eligible. The Company shall be responsible for acting as its own paying agent to make all other distributions of Additional Interest. The Company shall prepare a press release relating to any such distribution of Additional Interest to be provided to DTC for dissemination through the DTC broadcast facility.

          If Quarterly Interest or Additional Interest is payable on a date that is not a Business Day, payment shall be made on the next Business Day (and without any interest or other payment in respect of such delay); provided, however, if the next Business Day is in the next calendar year, payment of such interest shall be made on the preceding Business Day. A "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of Chicago or The City of New York are authorized or obligated by law or regulation to close.

          The Company shall pay interest at a rate of 8.125% per annum on (i) any overdue Maturity Amount; (ii) any overdue installments of Quarterly Interest; and (iii) any overdue payments of Additional Interest based on the fair market value of such Additional Interest, in each case, without regard to any applicable grace period.

Deferral of Interest Payments

          If no Event of Default has occurred and is continuing under the PHONES, the Company may, on one or more occasions, defer payments of Quarterly Interest ( "Deferred Quarterly Interest") for up to twenty (20) consecutive quarterly periods. The Company shall not, however, be subject to the twenty (20) consecutive quarterly period limitation on deferral if all Reference Shares cease to be outstanding, and the Company subsequently elects to defer Quarterly Interest. Any deferral of Quarterly Interest may not extend beyond the Maturity Date, and the Company may not defer distributions of Additional Interest.

          If the Company defers Quarterly Interest, the Contingent Principal Amount shall increase by the amount of such Deferred Quarterly Interest, (plus accrued interest thereon at the Interest Rate, compounded quarterly ("Accrued Interest") ) and the Early Exchange Ratio shall be 100% for the quarter following such deferral. Once the Company has paid all Deferred Quarterly Interest (plus Accrued Interest), together with the Quarterly Interest for the then current quarterly period, the Contingent Principal Amount shall decrease by the amount of such Deferred Quarterly Interest (plus Accrued Interest), the Early Exchange Ratio will decrease to 95% and the Company may again defer Quarterly Interest as described above. The Company may only pay Deferred Quarterly Interest (plus Accrued Interest) on an Interest Payment Date.

          Instead of accruing cash interest on the PHONES during a quarterly deferral period, so long as the then current market value of Reference Shares attributable to each PHONES exceeds the Original Principal Amount per PHONES, the Company may at its option, but is not obligated to, increase the number of Reference Shares attributable to each PHONES by 0.5% with respect to any Quarterly Interest. If the Company elects to make this increase, it shall be deemed current on Quarterly Interest for such quarter, the Contingent Principal Amount shall not increase, the Holders of the PHONES shall not be entitled to receive Quarterly Interest for such quarter, and the Early Exchange Ratio shall be 100% for the following quarter. At the time the Company gives notice that it intends to defer Quarterly Interest, it must elect and give notice of such election to either accrue cash interest on the PHONES for such quarterly period or increase the number of Reference Shares attributable to the PHONES.

          If the Company elects to defer Quarterly Interest for any quarterly period, the Company shall provide the Trustee with notice of such election (a "Deferral Notice") and shall prepare a press release relating to such deferral to be provided to DTC for dissemination through the DTC broadcast facility. The Deferral Notice with respect to any quarterly period shall be given to the Trustee not later than one (1) Business Day before the earlier of: (i) the Regular Record Date for the payment of Quarterly Interest for such quarterly period; or (ii) the date that the Company is required to give notice to the New York Stock Exchange ("NYSE") (or any other applicable self-regulatory organization) or to the Holders of the PHONES as of such Regular Record Date or the applicable Interest Payment Date.

          The Deferral Notice shall be in the form of an Officers' Certificate to the Trustee setting forth: (i) the period with respect to which the Company is electing to defer Quarterly Interest; (ii) the amount of increase of Contingent Principal Amount per PHONES; (iii) the total amount of increase of the Contingent Principal Amount for all outstanding PHONES; (iv) a statement that the Early Exchange Ratio will increase to 100% prospectively from such date for the following quarter; (v) that no Event of Default has occurred and is continuing under the PHONES; and (vi) if applicable, that the Company is not subject to the twenty (20) consecutive period limitation on deferrals. The Company shall deliver a Deferral Notice for each deferral of Quarterly Interest. If the Company elects to increase the amount of Reference Shares payable for each PHONES in lieu of accruing cash interest for such quarter, the Deferral Notice shall in addition set forth: (A) the amount of such increase and the total amount, after such increase, of Reference Shares applicable to each PHONES and (B) the amount of such increase and the total amount, after such increase, of Reference Shares applicable to all outstanding PHONES.

          If and when the Company pays all of the Deferred Interest and Accrued Interest, the Company shall deliver to the Trustee an Officers' Certificate setting forth: (i) the calculation of Deferred Interest and Accrued Interest owed per PHONES; (ii) the total amount of Deferred Interest and Accrued Interest owed on all outstanding PHONES; (iii) a statement that the Early Exchange Ratio will decrease to 95% prospectively from such date for the following quarter;
(iv) the amount of decrease of the Contingent Principal Amount per PHONES; and
(v) the total amount of decrease of the Contingent Principal Amount for all outstanding PHONES.

Principal Amount

          The "Original Principal Amount" per PHONES is equal to $157.00. The minimum amount payable upon Redemption or maturity of each PHONES (the "Contingent Principal Amount") shall be initially equal to the Original Principal Amount. If any Variable Interest or any

Additional Interest is paid, the Contingent Principal Amount for each PHONES shall be reduced on a quarterly basis to the extent necessary such that the yield to the date of computation (including all Quarterly Interest and the fair market value of any Additional Interest) does not exceed a yield of 2.0% per annum. In no event will the Contingent Principal Amount be less than zero.

          At maturity, the Holder of each PHONES shall be entitled to receive the Maturity Amount. The "Maturity Amount" per PHONES means the sum of: (i) the higher of (A) the Contingent Principal Amount on the Maturity Date or (B) the sum of (1) the Current Market Value of the Reference Shares attributable to each PHONES on the Maturity Date and (2) any unpaid Deferred Quarterly Interest (including any Accrued Interest); and (ii) the Final Period Distribution.

          "Final Period Distribution" per PHONES means, in respect of (i) the Maturity Date, a distribution determined in accordance with clauses (2), (3) and
(4) below and (ii) the Redemption Date, a distribution determined in accordance with clauses (1), (2), (3) and (4) below. If the Redemption Date is in connection with a Rollover Offering, the distribution determined in accordance with clause (4) shall be a distribution equal to all dividends and distributions on or in respect of the Reference Shares which a holder of Reference Shares on the Pricing Date would be entitled to receive.

     (1) Unless (i) the Redemption Date of the PHONES is also an Interest Payment Date or (ii) Quarterly Interest has been deferred for the then current quarterly period, an amount equal to the Interest Rate on the Original Principal Amount from the most recent Interest Payment Date to the Redemption Date, plus

     (2) a distribution equal to the sum of all dividends and distributions on or in respect of the Reference Shares declared by the applicable Reference Company and for which the record date falls during the period from the date of original issuance of the PHONES to the most recent Interest Payment Date and which have not been distributed to holders of Reference Shares prior to the most recent Interest Payment Date, plus

     (3) a distribution equal to the sum of all dividends and distributions on or in respect of the Reference Shares which a holder of Reference Shares during the period from the most recent Interest Payment Date to the date immediately preceding the first Trading Day of the Averaging Period is entitled to receive, plus

     (4) a distribution equal to the sum of, for each successive day in the Averaging Period that is anticipated on the first day of the Averaging Period to be a Trading Day, the amounts determined in accordance with the following formula:

               E x (1 - 0.05n)
     where:

               E = all dividends and distributions on or in respect of the Reference Shares which a holder of Reference Shares on the applicable day would be entitled to receive, provided that a record date that occurs on a day that is not a scheduled Trading Day shall be deemed to have occurred on the immediately preceding scheduled Trading Day; and

               n = the number of scheduled Trading Days that have elapsed in the Averaging Period with the first Trading Day of the Averaging Period being counted as zero.

          The Holder of each PHONES is only entitled to receive distributions determined in accordance with clauses (2), (3) or (4) to the extent actually distributed by the applicable Reference Company. Distributions related to cash amounts paid by the applicable Reference Company on Reference Shares as described in clauses (2), (3) or (4) before the Redemption Date or the Maturity Date, as the case may be, shall be paid on the Redemption Date or the Maturity Date, as the case may be. Distributions related to all other property distributed, or the cash value of such property, shall be distributed within twenty (20) Business Days after the Reference Shares Distribution Date.

          Upon maturity, the Company shall deliver to the Trustee an Officers' Certificate (i) informing the Trustee of the applicable Maturity Amount per PHONES and in the aggregate for all outstanding PHONES and the Company's calculation thereof and (ii) directing the Trustee to adjust the Trustee's records and to request DTC to adjust DTC's records.

          Notwithstanding any other provision hereof, if the Contingent Principal Amount is reduced to zero or if all of the Reference Shares cease to be outstanding, the PHONES shall continue to remain outstanding until the Maturity Date unless the Company shall elect to earlier redeem the PHON ES.

Exchange Option

          The Holder of each PHONES shall have a right, at any time and from time to time, to exchange (an "Exchange Right") each PHONES for an amount of cash equal to a percentage of the Exchange Market Value of the Reference Shares (the "Early Exchange Ratio") attributable to each PHONES. The Early Exchange Ratio shall be equal to: (i) 95% of the Exchange Market

Value of the Reference Shares attributable to each PHONES or (ii) during a deferral of Quarterly Interest or, if the Company so elects, during the pendency of any tender or exchange offer for any of the Reference Shares, 100% of the Exchange Market Value of the Reference Shares attributable to each PHONES. The Company shall pay the Holder of each PHONES the amount due upon exchange as soon as reasonably practicable after such Holder delivers notice (an "Exchange Notice") to the Trustee, but in no event earlier than three Trading Days after the date of such Exchange Notice or later than ten (10) Trading Days after the date of such Exchange Notice.

          "Exchange Market Value" means the Closing Price on the Trading Day following the date a Holder of PHONES delivers an Exchange Notice to the Trustee (an "Exchange Date"); provided, however, if Exchange Notices relating to more than 500,000 PHONES have been delivered on any Exchange Date, then the Exchange Market Value shall be the average Closing Price on the five (5) Trading Days following such Exchange Date. If Exchange Notices relating to more than 500,000 PHONES are delivered on any Exchange Date, the Trustee shall notify the Company of such fact by 6:00 p.m. New York City time on the Exchange Date, and the Company shall give notice of such fact by issuing a press release prior to 9:00 a.m. New York City time on the next Trading Day, to be provided to DTC for dissemination through the DTC broadcast facility and by providing such notice to the Trustee.

          If the PHONES are held through DTC, the Holder of each PHONES may exercise such Holder's Exchange Right through the relevant direct participant in DTC through the DTC ATOP system by delivering an agent's message and delivering the PHONES of such Holder to the Trustee's DTC participant account. If the PHONES are held in certificated form, the Holder may exercise such Exchange Right as follows: the Holder shall (i) complete and manually sign an Exchange Notice in the form available from the Trustee and deliver such Exchange Notice to the Trustee at the office maintained by the Trustee for such purpose, (ii) surrender such PHONES to the Trustee, (iii) if required, furnish appropriate endorsement and transfer documents, and (iv) if required, pay all transfer or similar taxes.

          By 12:00 noon New York City time on each Business Day following receipt by the Trustee of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise such participant's Exchange Right and delivery of such PHONES into the Trustee's DTC participant account or following receipt of a complete manually signed Exchange Notice and receipt of the related PHONES from the Holder, the Trustee shall notify the Company of the amount of such PHONES so tendered. The Company shall deliver an Officers' Certificate to the Trustee no later than one (1) Business Day after the Trading Day following the Exchange Date; provided however, if Exchange Notices relating to more than 500,000 PHONES have been delivered on any Exchange Date, the Company shall deliver such Officers' Certificate no later than one (1) Business Day after the fifth (5th) Trading Day following such Exchange Date. Such Officers' Certificate shall set forth the amount to be paid to such tendering Holder and the date of payment of such amount (the "Exchange Payment Date"). The Company shall deposit such amount with the Trustee on the Exchange Payment Date, and upon receipt of such payment from the Company, the Trustee shall pay DTC, as soon as practicable or in the case of PHONES that are held in certificated form, as directed by the tendering Holder.

          The date on which all of the foregoing requirements have been satisfied shall be the Redemption Date with respect to the PHONES delivered for exchange.

Redemption

          The Company may redeem, at any time, the PHONES in whole but not in part (a "Redemption") at a redemption price per PHONES (the "Redemption Amount") equal to the sum of: (i) the higher of (A) the Contingent Principal Amount per PHONES or (B) the sum of (1) the Current Market Value of the Reference Shares attributable to each PHONES and (2) any Deferred Quarterly Interest per PHONES;
(ii) the Final Period Distribution; and (iii) $9.42 per PHONES if the Company redeems the PHONES prior to May 15, 2000; $6.28 per PHONES if the Company redeems the PHONES on or after May 15, 2000, but prior to May 15, 2001; $3.14 per PHONES if the Company redeems the PHONES on or after May 15, 2001, but prior to May 15, 2002; or zero if the Company redeems the PHONES any time on or after May 15, 2002.

          The "Current Market Value" (other than in the case of a Rollover Offering, as defined below) is defined in respect of: (i) the Maturity Date, as the average Closing Price per Reference Share on the twenty (20) Trading Days (the "Averaging Period") immediately prior to (but not including) the fifth
(5th) Business Day preceding the Maturity Date; and (ii) the Redemption Date, as the average Closing Price per Reference Share during the Averaging Period immediately prior to (but not including) the fifth (5th) Business Day preceding the Redemption Date; provided, however, that for purposes of determining the payment required upon Redemption in connection with a Rollover Offering, "Current Market Value" means the Closing Price per Reference Share on the Trading Day immediately preceding the date that the Rollover Offering is priced (the "Pricing Date") or, if the Rollover Offering is priced after 4:00 p.m. New York City Time, on the Pricing Date, the Closing Price per Reference Share on the Pricing Date, except that if there is not a Trading Day immediately preceding the Pricing Date or (where pricing occurs after 4:00 p.m., New York City Time, on the Pricing Date) if the Pricing Date is not a Trading Day, "Current Market Value" means the market value per Reference Share as of the Redemption Date as determined by a nationally recognized independent investment banking firm retained by the Company.

          A "Rollover Offering" means a refinancing of the PHONES by way of either (i) a sale of the Reference Shares or (ii) a sale of securities that are priced by reference to the Reference Shares, in either case, by means of a completed public offering or offerings by the Company and which is expected to yield net proceeds which are sufficient to pay the Redemption Amount for all of the PHONES. The Trustee will notify the Holders of the PHONES if the Company elects to redeem the PHONES in connection with a Rollover Offering not less than thirty (30) nor more than sixty (60) Business Days prior to the Redemption Date. The Company will also issue a press release prior to 4:00 p.m., New York City time, on the Business Day immediately prior to the day on which the Closing Price of the Reference Shares is to be measured for the purpose of determining the Current Market Value in connection with a Rollover Offering. Such notice shall state that the Company is firmly committed to price the Rollover Offering, shall specify the date on which the Rollover Offering is to be priced (including whether the Rollover Offering shall be priced during trading on the Pricing Date or after the close of trading on the Pricing Date) and consequently, whether the Closing Price for the Reference Shares by which the Current Market Value shall be measured shall be the Closing Price on the Trading Day immediately preceding the Pricing Date or the Closing Price on the Pricing Date. The Company shall provide such press release to DTC for dissemination through the DTC broadcast facility.

          The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on that date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the Closing Price on the basis of such quotations as it in good faith considers appropriate.

          A "Trading Day" is defined as a day on which the security, the Closing Price of which is being determined, (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

          In case of any Redemption (other than a Redemption in connection with a Rollover Offering), the Company shall give thirty (30) Business Days notice to the Trustee and to the Holders of the PHONES of such Redemption and the Redemption Date. On the fifth Business Day preceding the Redemption Date (or as soon as practicable thereafter), the Company shall provide to the Trustee an Officers' Certificate and prepare a press release to be provided to DTC for dissemination through the DTC broadcast facility. Such Officers' Certificate and press release shall set forth on a per PHONES and an aggregate basis, (i) the Redemption Amount, (ii) the Contingent Principal Amount as of the Redemption Date, (iii) the Current Market Value of the Reference Shares, and (iv) the Deferred Quarterly Interest in respect of such Redemption. The Company shall irrevocably deposit with the Trustee sufficient funds to pay the Redemption Amount on the Redemption Date. Distributions to be paid on or before the Redemption Date shall be payable to the Holders on the related dates of distribution, except to the extent such distributions are payable as part of the Final Period Distribution.

          Once notice of Redemption is given and funds are irrevocably deposited, interest on the PHONES shall cease to accrue on and after the Redemption Date and all rights of the

Holders shall cease, except for the right of such Holders to receive the Redemption Amount (but without interest on such Redemption Amount).

          If the Redemption Date is not a Business Day, then the Redemption Amount shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). However, if the next Business Day is in the next calendar year, the Redemption Amount shall be payable on the preceding Business Day.

          If the Company improperly holds or refuses to pay any Redemption Amount, interest on the PHONES shall continue to accrue at a rate of 8.125% per annum from the original Redemption Date (the "Original Redemption Date") to the actual date of payment (the "Actual Redemption Date"). In such case, the Actual Redemption Date shall be considered the Redemption Date for purposes of calculating the Redemption Amount. The Final Period Distribution shall be deemed paid on the Original Redemption Date to the extent paid as set forth in the definition of Final Period Distribution above.

Reference Share Adjustments
---------------------------

          For purposes hereof, "Reference Company" means America Online, Inc., a Delaware corporation ("AOL"), and any other issuer of a Reference Share. A "Reference Share" means, collectively (i) one share of Common Stock, par value $0.01 per share of AOL (the "AOL Common Stock"); (ii) each share of publicly traded equity securities received by a holder of one Reference Share in respect of such share of the AOL Common Stock or other Reference Shares (either directly or as the result of successive applications of this paragraph) upon any of the following events: (A) the distribution on or in respect of a Reference Share in Reference Shares; (B) the combination of Reference Shares into a smaller number of shares or other units; (C) the subdivision of outstanding shares or other units of Reference Shares; (D) the conversion or reclassification of Reference Shares by issuance or exchange of other securities; (E) any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (a "Reference Company Successor"), with or into another entity (other than a merger or consolidation in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Reference Company or another corporation); (F) any statutory exchange of securities of the Reference Company or any Reference Company Successor with another corporation (other than in connection with a merger or acquisition and other than a statutory exchange of securities in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the statutory exchange is not exchanged for cash, securities or other property of the Reference Company or another corporation); or (G) any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor; and (iii) any Reference Share Offer Adjustment.

          A "Reference Share Offer" means any tender offer or exchange offer made for all or a portion of a class of Reference Shares of a Reference Company. If a Reference Share Offer is made, the Company may, at its option, either: (i) during the pendency of the Reference Share Offer, increase the Early Exchange Ratio to 100%; or (ii) make a Reference Share Offer Adjustment.

          A "Reference Share Offer Adjustment" means each share of publicly traded equity securities, if any, deemed to be distributed on or in respect of a Reference Share as Average Transaction Consideration less the Reference Share Proportionate Reduction.

          "Average Transaction Consideration" deemed to be received by a Holder of one Reference Share in a Reference Share Offer shall be equal to (i) the aggregate consideration actually paid or distributed to all Holders of Reference Shares in the Reference Share Offer, divided by (ii) the total number of Reference Shares outstanding immediately prior to the expiration of the Reference Share Offer and entitled to participate in that Reference Share Offer.

          A "Reference Share Proportionate Reduction" means a proportionate reduction in the number of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to one PHONES calculated in accordance with the following formula:

               R = X
                  ---
                   N
     where:
               R = the fraction by which the number of Reference Shares of the class of Reference Shares subject to the Reference Share Offer and attributable to one PHONES shall be reduced.

               X = the aggregate number of Reference Shares of the class of Reference Shares subject to the Reference Share Offer accepted in the Reference Share Offer.

               N = the aggregate number of Reference Shares of the class of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

          If the Company elects to make a Reference Share Offer Adjustment, the Company will distribute as Additional Interest the Average Transaction Consideration (other than Average Transaction Consideration that is publicly traded equity securities) deemed to be received on the Reference Shares of the class subject to the Reference Share Offer and attributable to each PHONES immediately prior to giving effect to the Reference Share Proportionate Reduction relating to such Reference Share Offer.

          If the Company elects to make a Reference Share Offer Adjustment, and during the pendency of the Reference Share Offer another Reference Share Offer is commenced in relation to the Reference Shares the subject of the then existing Reference Share Offer, the Company may change such original election by electing to increase the Early Exchange Ratio to 100% during the pendency of the new Reference Share Offer, or it can continue to elect to make a Reference Share Offer Adjustment. The Company shall similarly be entitled to change such election for each further Reference Share Offer made during the pendency of any Reference Share Offer for the same class of Reference Shares. For the purposes of these adjustments, a material change to the terms of an existing Reference Share Offer will be deemed to be a new Reference Share Offer.

          If the Company elects to increase the Early Exchange Ratio to 100% in connection with a Reference Share Offer, no Reference Share Offer Adjustment shall be made and the Company may not change such election if any further Reference Share Offer is made.

          The Company shall give the Trustee notice of the Company's election in the event of a Reference Share Offer. The Company shall also prepare a press release and provide such press release to DTC for dissemination through the DTC broadcast facility. The Company shall give such notice no later than ten (10) Business Days before the scheduled expiration of the Reference Share Offer.

Acceleration of PHONES
----------------------

          If an Event of Default with respect to the PHONES shall occur and be continuing, the Maturity Amount of all PHONES then outstanding may be declared, or may become, due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

Amount Payable Upon Bankruptcy
------------------------------

          Upon dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, in respect of the Company, Holders of the PHONES may be entitled to a claim against the Company with respect to each PHONES in an amount equal to: (i) the higher of (A) the then applicable Contingent Principal Amount or (B) the sum of (1) the Current Market Value (without giving effect to the provisions relating to any Rollover Offering) of the Reference Shares attributable to each PHONES and (2) any unpaid Deferred Quarterly Interest (including any Accrued Interest) per PHONES; and (ii) the Final Period Distribution determined as if the date of such event was the Maturity Date of the PHONES.

Calculations in Respect of the PHONES
-------------------------------------

          The Company shall be responsible for making all calculations required under the PHONES including, without limitation, the determination of: (i) the Contingent Principal

Amount; (ii) the Current Market Value of the Reference Shares; (iii) the Exchange Market Value of the Reference Shares; (iv) the Final Period Distribution on the PHONES; (v) the fair market value of any property distributed on the Reference Shares; (vi) the Average Transaction Consideration;
(vii) the composition of one Reference Share; and (viii) the amount of Accrued Interest payable upon Redemption or at Maturity of the PHONES.

          The Company shall make all such calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of the PHONES. The Company shall provide a schedule of such calculations to the Trustee and the Trustee shall be entitled to rely upon the accuracy of such calculations without independent verification.

Modifications
-------------

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities of each series at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences with respect to such series. Any such consent or waiver by the Holder of this PHONES shall be conclusive and binding upon such Holder and upon all future Holders of this PHONES and of any PHONES issued upon the transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this PHONES.

          Except with respect to the rights of the holders of Senior Indebtedness set forth in this PHONES and in the Indenture, no reference herein to the Indenture and no provision of this PHONES and of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, or interest on this PHONES at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

          The Indenture contains provisions for defeasance of : (i) the entire indebtedness of the Securities; and (ii) certain covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Securities.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this PHONES is registrable in the Security Register of the Company upon surrender of this PHONES for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new PHONES, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, this PHONES is exchangeable for a like aggregate principal amount of PHONES of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

          Certain capitalized terms used in this PHONES but not defined herein have the meanings set forth in the Indenture.

          THIS PHONES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS EXCEPT AS MAY BE OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

          The Company, the Trustee for the PHONES and any agent of the Company or such Trustee may treat the person in whose name this PHONES is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this PHONES is overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     - as tenants in common             UNIF GIFT MIN ACT         -           Custodian
                                                                           ----------         ----------
TEN ENT     - as tenants by the entireties                                   (Cust)            (Minor)
JT TEN      - as joint tenants with right of                     under Uniform Gifts to Minors Act
              survivorship and not as                                    -------------------------------
              tenants in common                                                       (State)

    Additional abbreviations may also be used though not in the above list.


              --------------------------------------------------


 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                     unto



Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

--------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Please Print or Type Name and Address Including Postal Zip Code of Assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within PHONES and all rights thereunder, hereby irrevocably constituting and appointing
           ---------------------------------------------------------------------

                                                      attorney to transfer said
------------------------------------------------------
PHONES on the books of Tribune Company with full power of substitution in the premises.


Dated:
       --------------------------------

                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             NOTICE: The signature to this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within PHONES in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever.